Exhibit 99.1

DPW Holdings Announces that Its Subsidiary DPW Financial Group, Inc. Has Terminated the Agreement Providing for the Acquisition of Two Broker-Dealers

Newport Beach, CA, February 28, 2020 -- DPW Holdings, Inc. (NYSE American: DPW), a diversified holding company (“DPW,” or the “Company”), announced on January 2, 2020 that its wholly owned subsidiary, DPW Financial Group, Inc. (“DPWF”), had entered into an agreement to acquire two broker-dealers, consisting of Glendale Securities, Inc. (“GSI”), a retail broker-dealer, and its correspondent clearing broker dealer (collectively, the “Firms”).

DPW also announced that the closing of the agreement was subject to customary conditions, including regulatory clearance, which consisted principally of approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”). On January 8, 2020, the Company announced that on January 7, 2020, the Firms had held a telephonic meeting with representatives of FINRA and that they were informed that the proposed transaction would not be approved in its then contemplated form. As a result, the Firms had withdrawn their respective applications seeking FINRA’s approval of the agreement.

The Company reviewed the information it was provided by GSI and, after evaluating its options with respect to the agreement, decided to terminate the agreement and not pursue the acquisition of the Firms.

DPW’s CEO and Chairman, Milton “Todd” Ault, III said, “While we are disappointed that the previously announced acquisition will not be completed, our recently announced $7.7 million exchange agreement improves our capital structure and enables management to focus on the many other opportunities we have to grow our business. We are committed to providing financial resources to enable our existing businesses to expand.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235